UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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SL INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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SL INDUSTRIES, INC.
520 Fellowship Road
Suite A-114
Mount Laurel, New Jersey 08054
_______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 28, 2015

_________________

To The Holders of Our Common Stock:

We invite you to attend our annual stockholders’ meeting on May 28, 2015 at the Shade Hotel, 1221 N. Valley Drive, Manhattan Beach, CA 90266 at 11:00 A.M., Pacific Time.  At the meeting, you will hear an update on our operations, have a chance to meet some of our directors and executives, and vote on the following matters:

1.	To elect five (5) directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

2.	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year ending December 31, 2015; and

4.	Any other matters that properly come before the meeting.

This booklet includes a formal Notice of the Meeting and the Proxy Statement.  The Proxy Statement tells you more about the agenda and procedures for the meeting.  It also describes how our Board of Directors operates and gives personal information about our director nominees.

Only record holders of our Common Stock, at the close of business on April 10, 2015 will be entitled to vote on the foregoing matters at the annual meeting.  Even if you only own a few shares of Common Stock, we want your shares to be represented at the annual meeting.  Your vote is important regardless of the number of shares you own.  I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.  You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on May 27, 2015.

We have also provided you with the exact place and time of the meeting if you wish to attend in person.

The Notice and Proxy Statement are first being mailed to our stockholders on or about April 24, 2015.

Sincerely yours,

/s/ Louis J. Belardi
LOUIS J. BELARDI
Secretary
Mount Laurel, New Jersey
April 24, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2015

This Notice of Annual Meeting and Proxy Statement along with the SL Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 2014, (without exhibits) are available on the Internet at: www.proxyvote.com.

SL INDUSTRIES, INC.
520 Fellowship Road
Suite A-114
Mount Laurel, New Jersey 08054
(856) 727-1500

PROXY STATEMENT

Introduction

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SL Industries, Inc., a Delaware corporation (the “Company”) of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on May 28, 2015, and any adjournment or postponement thereof (the “Meeting”).  This Proxy Statement, the accompanying form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Annual Report”) (without exhibits), are being mailed to stockholders on or about April 24, 2015. The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the Meeting.

Meeting of Stockholders

The Meeting will be held at the Shade Hotel, 1221 N. Valley Drive, Manhattan Beach, CA 90266 on May 28, 2015, at 11:00 A.M., Pacific Time.

Record Date and Voting

The Board has fixed the close of business on April 10, 2015, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting.  Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting.  You may vote in person at the Meeting or by proxy.  You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903.  Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on May 27, 2015.  If you vote via the Internet, you will need to follow the instructions on your proxy card and the website. If you vote by telephone, you will need to follow the instructions on your proxy card and the recorded telephone instructions. You may incur telephone and Internet access charges when you vote by telephone or via the Internet.  On the Record Date, there were approximately 4,061,222 shares of the Company’s common stock, $0.20 par value per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.

Purposes of the Meeting

The purposes of the Meeting are to vote upon:

(1) the election of five (5) directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified (Proposal 1);

(2) a non-binding advisory resolution to approve the compensation of the Company’s named executive officers (Proposal 2);

(3) the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 3); and

(4) such other business as may properly come before the Meeting.

Quorum and Required Vote

Under the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the purpose of acting on the matters referred to in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement and any other proposals that may properly come before the Meeting.  Broker non-votes and abstentions will be counted for the purpose of determining whether a quorum is present at the Meeting.  Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on particular proposals.

The director nominees receiving a plurality of the votes cast during the Meeting will be elected to fill the seats of the Board (Proposal 1).  You may withhold votes from any or all nominees.  Abstentions will not affect the outcome of the vote on Proposal 1.

The non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 2), requires the affirmative (“FOR”) vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2015 (Proposal 3), requires the affirmative (“FOR”) vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

Please note that the rules that determine how your broker can vote your shares have changed.  Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote.  You must provide your broker with voting instructions so that your vote will be counted.

Brokers that do not receive instructions from the beneficial owners of shares of Common Stock being voted are not entitled to vote on any proposal at the Meeting other than to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm (Proposal 3).  Broker non-votes will have no effect on the outcome of the election of directors (Proposal 1), or approval of the non-binding advisory resolution to approve the compensation of the Company’s named executive officers (Proposal 2).

Proxies

The Board requests your proxy.  Giving the Board your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote “FOR” all, some or none of the director nominees.  You may also vote “FOR” or “AGAINST” the other proposals or “ABSTAIN” from voting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Meeting.  Each proxy in that form that is properly signed and received prior to the Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board’s recommendations.

The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Stockholders and with respect to any other matters which may properly come before the Meeting.  As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting of Stockholders.

A stockholder who has given a proxy may revoke it by voting in person at the Meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting.

Only holders of Common Stock, their proxy holders, and the Company’s invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of the Common Stock as of April 10, 2015 as acceptable proof of ownership.

Costs of Solicitation

The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation, and may be made in person or by telephone or email.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.  The Company has retained MacKenzie Partners, Inc. to assist the Company in the solicitation of proxies for a fee of $9,000 plus expenses.

Certain Financial Information

Please take note that the Company’s 2014 Annual Report is available on the Internet along with the Notice of Annual Meeting and this Proxy Statement at: www.proxyvote.com.

Any stockholder of the Company may obtain without charge copies of the 2014 Annual Report and this Proxy Statement, including the Company’s certified financial statements and any exhibits, as filed with the Securities and Exchange Commission (the “SEC”), by writing to the Corporate Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company has one class of directors, each serving a one-year term.  Directors elected at the Meeting will serve until the next annual meeting of Stockholders and until their respective successors are duly elected and qualified.  The Nominating and Corporate Governance Committee has nominated each of the Company’s current directors for re-election.

Information with Respect to Nominees and Directors

Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years.  There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected.  No family relationships exist between any directors or executive officers, as such term is defined in Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has adopted independence standards for directors that conform to the standards required by the NYSE MKT LLC (“NYSE MKT”) for listed companies.  Based on the Company’s director independence standards, the Board has affirmatively determined that Messrs. Gray, Risher and Schwarz are independent.

Name	Age	Current Offices with the Company	Director Since
Avrum Gray (1)(2)(3)	79	Director	2002
Glen M. Kassan	71	Chairman, Director	2002
Warren G. Lichtenstein	49	Director	2010 2002-2008 1993-1997
James A. Risher (1)(2)	72	Director	2003
Mark E. Schwarz (1)(2)(3)	54	Director	2002

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

The Company believes that the collective skills, experiences and qualifications of its directors provides the Board with the expertise and experience necessary to advance the interests of the Company’s stockholders.  While the Board has not established any specific, minimum standards that must be met by each director, it uses a variety of criteria to evaluate directors’ qualifications.  In addition to the individual attributes of each director described below, the Company believes directors must exhibit the highest standards of professional and personal ethics and values.  Directors should also possess a broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value, have no current or potential conflict of interest, devote sufficient time to carry out his/her duties and have the ability to provide insight and practical wisdom based on past experience.

Business Background

The following is a summary of the business experience of each of the persons named above and the primary aspects of their experience, qualifications, attributes or skills that led to the conclusion that each individual is qualified to serve on the Board:

Avrum Gray, age 79, was elected as a director on May 23, 2002. Mr. Gray is the Chairman of G-Bar Limited Partnership, one of the nation’s largest independent options trading firms and a leading specialist in computer-based arbitrage activities in the derivative markets, and has held this position since 1982. From 2000 until December 2009, Mr. Gray was a director of Nashua Corporation, a specialty paper, label and printing supplies manufacturer. From 1999 until December 2009, Mr. Gray was a director of the LGL Group, Inc. (formerly the Lynch Corporation), a holding company with subsidiaries engaged in manufacturing and distributing frequency control devices and other equipment. From 2003 to 2009, Mr. Gray was a director of Material Sciences Corporation, a materials solution provider. Mr. Gray is the former Chairman of the Board of Lynch Systems, Inc., a glass press supplier to the television and computer industry, and a former CEO of Alloy Consolidated Industries, a privately held manufacturer of components and devices for the automotive aftermarket. Additionally, Mr. Gray has been Chairman of the Board of Spertus College, as well as a board member of the Illinois Institute of Technology, the Stuart School and a number of philanthropic organizations, including the Jewish Federation of Chicago. As a result of these and other professional experiences, the Company has concluded Mr. Gray is qualified to serve as a director based on his positions of leadership in other public and private companies.

Glen M. Kassan, age 71, was elected as Chairman of the Board on May 14, 2008 and was Vice Chairman of the Board from August 2005 until May 2008. Mr. Kassan has served as a director on the Board since January 2002 and previously served as President of the Company from February 2002 until August 2005, as interim Chief Executive Officer (“CEO”) from June 14, 2010 to June 29, 2010, and as interim Chief Financial Officer (“CFO”) from June 14, 2010 to August 30, 2010.  Mr. Kassan has served as a director of ModusLink Global Solutions, Inc. (“Moduslink”), a company engaged in supply chain and logistics services, since March 2013, and has serviced as ModusLink’s Vice Chairman of the Board since May 2, 2014, and as its Chief Administrative Officer from May 2, 2014 until January 31, 2015.  He is a Managing Director and operating partner of Steel Partners LLC (“Steel Partners”), a subsidiary of Steel Partners Holdings L.P. (“SPH”), a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services.  He has been associated with Steel Partners and its affiliates since August 1999.  Mr. Kassan served as the Vice President, CFO and Secretary of the predecessor entity of SPH from June 2000 to April 2007.  He has served as a director of Handy & Harman Ltd. (“HNH”), a diversified manufacturer of engineered niche industrial products, since July 2005 and as the Vice Chairman of the Board and CEO of HNH from October 2005 to December 2012.  He was a director of United Industrial Corporation (“United Industrial”), a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc., from October 2002 to November 2007.  As a result of these and other professional experiences, including his years of experience and record of success in leadership positions in manufacturing, industrial and other public companies having attributes similar to our Company as well as the expertise he possesses in capital markets and corporate finance, we believe Mr. Kassan is qualified to serve as Chairman of the Board.

Warren G. Lichtenstein age 49, was elected as a director on March 30, 2010 to fill the vacancy created by the resignation of a former director.  From February 2002 until August 2005, Mr. Lichtenstein served as CEO of the Company.  He had previously served as a director (formerly Chairman of the Board) of the Company from January 2002 to May 2008 and from 1993 to 1997. Mr. Lichtenstein served as the Chairman and Chief Executive Officer of Steel Partners Holdings GP Inc. (“Steel Holdings GP”) from July 2009 to February 2013, and as Executive Chairman since February 2013. Steel Holdings GP is the general partner of SPH.  Mr. Lichtenstein is the Chairman and Chief Executive Officer of Steel Partners and has been associated with Steel Partners and its affiliates since 1990. Since March 2013, Mr. Lichtenstein has served as Chairman of the Board of ModusLink. Mr. Lichtenstein has served as a director of GenCorp Inc., a NYSE-listed manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008 and has served as the Chairman of the Board since March 2013. Mr. Lichtenstein has served as a director (currently Chairman of the Board) of Steel Excel Inc. (“Steel Excel”), a company whose business currently consists of Steel Sports Inc. and Steel Energy Services Ltd., since October 2010 and Chairman of the Board since May 2011. In 2011 Mr. Lichtenstein founded Steel Sports, Inc., a subsidiary of Steel Excel dedicated to building a network of participatory and experience-based sports-related businesses, with a particular emphasis on youth sports. Mr. Lichtenstein has served as the Chairman of the Board of HNH since July 2005.  Mr. Lichtenstein served as a director of WebFinancial Corporation (“WebFinancial”), the predecessor entity of SPH, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003, and he has previously served as a director (formerly Chairman of the Board) of United Industrial and as a director of KT&G Corporation and of Layne Christensen Company. In 2010 he established the Steel Partners Foundation, a private charitable foundation, and he is a member of the Board of Our Kids First Foundation.  The Board has determined that Mr. Lichtenstein’s extensive experience in corporate finance, executive management, investing and his service as a director and advisor to a diverse group of public companies enable him to assist in the management of the Company.

James A. Risher, age 72, was elected as a director on May 29, 2003. Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998. Mr. Risher has served as a director of DGT Holdings Corp. (formerly Del Global Technologies Corp.) (“DGT”) since April 2005. He was also the President and CEO of DGT from August 2006 through August 2009. From February 2001 to May 2002, Mr. Risher served as Chairman of the Board and CEO of BlueStar Battery Systems International, Inc. (“BlueStar”), a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets.  BlueStar filed CCAA (a petition for reorganization under Canadian bankruptcy laws) in August 2001, and a plan of reorganization was approved in November 2001. From 1986 to 1998, Mr. Risher served as a director, CEO and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry. He also served as Chairman of the Board of Exide from December 1997 to July 1998. Mr. Risher was also a director of Wilhelmina International, Inc. (“Wilhelmina”) (formerly New Century Equity Holdings Corp.), a talent representation company, from October 2004 until January 2010.  As a result of these and other professional experiences, including numerous leadership positions in other public and private companies, as well as his knowledge of the Company and the industries in which it operates, the Company has concluded that Mr. Risher is qualified to serve as a director.

Mark E. Schwarz, age 54, was elected as a director on January 24, 2002.  He is the Chairman of the Board and CEO of NCM Services, Inc. (“NCMS”), a private investment and management services company.  NCMS is the Managing Member of Newcastle Capital Group, L.L.C., the general partner of Newcastle Capital Management, L.P. (“NCM”).  Mr. Schwarz is the Chairman of the Board, CEO and Portfolio Manager of NCM, which is the general partner of Newcastle Partners, L.P., a private investment firm he founded in 1993. Mr. Schwarz presently serves as Executive Chairman of the Board of Directors of Hallmark Financial Services, Inc. (“Hallmark”), a specialty property and casualty insurer. He was elected Executive Chairman of Hallmark in August 2006. He served as CEO of Hallmark from January 2003 until August 2006, and as President from November 2003 through March 2006.  Mr. Schwarz presently serves as Chairman of the boards of directors of Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants; and Wilhelmina International, Inc., a model management and talent representation company. Within the past five years, Mr. Schwarz has served as a director of Bell Industries, Inc., a company primarily engaged in providing computer systems integration services; and MedQuist, Inc., a provider of clinical documentation workflow solutions in support of electronic health records. He also serves as a director of various privately held companies. With nearly 20 years experience as an investment manager and a business executive, Mr. Schwarz brings significant leadership, financial expertise, operational skills and public company board of directors and executive experience to the Board.  Through investments made by NCM and its affiliates, Mr. Schwarz has broad and substantial experience analyzing and advising public companies, including with respect to issues such as corporate governance, capital raising, capital allocation and general operational and business strategy, and has been closely involved in the operations of companies across a range of industries in both director and executive capacities.  As a result of these and other professional experiences, including his extensive business and investment expertise and broad director experience, the Company has concluded that Mr. Schwarz is qualified to serve as a director.

Vote Required

The director nominees receiving a plurality of the votes cast during the Meeting will be elected to fill the seats of the Board.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Executive Officers who are not Directors

William T. Fejes, Jr., age 59, has served as CEO and President of the Company since June 29, 2010. From 2007 until April 2010, Mr. Fejes was the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length. Prior to joining Seakeeper, Inc., Mr. Fejes was the President and CEO of TB Wood’s Corporation (“TB Wood’s”), a public company that designs, manufactures and markets industrial power transmission components, with plants in the United States, Mexico and Italy, from 2004 to 2007, and was a director of TB Wood’s from 2004 to 2005. Mr. Fejes also held various executive and management roles at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products, for 18 years. From March 2009 to February 2015, Mr. Fejes served as a director of Broadwind Energy, a public company for which he also served as the Chairman of the Governance / Nominating Committee, as a member of the Audit and as a member of the Compensation Committees. From 2008 to 2010, Mr. Fejes was a Director of Automation Solutions, Inc., a privately held distributor of factory automation equipment.

Louis J. Belardi, age 63, has served as CFO of the Company since August 30, 2010, and as the Company’s Secretary and Treasurer since July 2010.  Mr. Belardi previously served as the Corporate Controller of the Company from 2004 until August 29, 2010, during which time he was responsible for management of the Company’s corporate accounting, SEC reporting functions and Sarbanes Oxley compliance.   Prior to joining the Company, Mr. Belardi was a partner in his own management consulting firm that specialized in providing financial consulting to public corporations.   Before entering consulting, he was promoted through several financial roles to the position of Vice President Finance and Administration at Aydin Corporation, now part of L-3 Communications.   Mr. Belardi started his career as a CPA at Price Waterhouse and has an MBA in finance.

Director Compensation

Director compensation is more fully described below in the “Director Compensation Table” located in the “Executive Compensation” portion of this Proxy Statement.

Board Committees and Meetings

The Board met on 7 occasions and acted by written consent on 4 occasions during the year ended December 31, 2014.  Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served.  There are three principal committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Stockholders. Three directors attended the 2014 Annual Meeting of Stockholders. The number of Board and committee meetings attended by each director is set forth in footnote 2 to the “Director Compensation Table” located in the “Executive Compensation” portion of this Proxy Statement.

The Board has approximately four regularly scheduled meetings per year. In addition, special meetings of the Board are called from time to time as determined by the needs of the Company’s business.  The Audit Committee holds meetings on at least a quarterly basis, the Compensation Committee and the Nominating and Corporate Governance Committee meet no less frequently than once a year, and the Independent Directors meet as often as necessary to fulfill their responsibilities, including meeting at least annually in executive session without the presence of non-independent directors and management.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has adopted a written charter, which is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  The adequacy of the charter has been reviewed and assessed by the Audit Committee on an annual basis.  The members of the Audit Committee during 2014 were Avrum Gray, James A. Risher, and Mark E. Schwarz, each of whom is independent under the criteria for being “independent” set forth under Section 803A of the listing standards of the NYSE MKT.  In addition, the Board has determined that Avrum Gray, the Chairman of the Audit Committee and a non-management director, is an audit committee financial expert serving on the Audit Committee.  The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s financial reporting activities.  The Audit Committee annually selects independent public accountants to serve as auditors of the Company’s books, records and accounts. The Audit Committee reviews the scope of the audits performed by such auditors, the audit reports prepared by them and discusses with the auditors those matters required to be discussed by Auditing Standard No. 16.  The Audit Committee also reviews and monitors the Company’s internal accounting procedures and discusses the Company’s Audited Financial Statements with management.  A “Report of the Audit Committee” is included in this Proxy Statement.  The Audit Committee met on 4 occasions during the fiscal year ended December 31, 2014.

Compensation Committee

The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee has adopted a written charter, which is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  The members of the Compensation Committee during 2014 were James A. Risher, Mark E. Schwarz and Avrum Gray.  Each member of the Compensation Committee meets the criteria for being “independent” set forth under Section 803(A) of the listing standards of the NYSE MKT.  The Compensation Committee met on 4 occasions and acted by written consent on 1 occasion during the fiscal year ended December 31, 2014.

Mr. Fejes, at the direction of the Compensation Committee, retained the Hay Group in 2011 to provide market compensation data and analysis for the directors and executive management of the Company and each of its subsidiaries.  In preparing its report to the Compensation Committee, the Hay Group used market data from its Industrial Executive Compensation Report.  The Industrial Executive Compensation Report is an annual survey of executive pay practices in the U.S Market and uses data from over 300 companies to provide information on a broad cross-section of industrial companies in the United States.  The Hay Group was again retained in 2014 and 2015 to analyze the market competitiveness of two executive jobs at the Company and its subsidiaries, including the CEO position.  In performing this analysis, the Hay Group used data from an industrial organization sample in Hay Group’s 2013 and 2014 executive compensation survey.  The Compensation Committee considers the Hay Group’s reports and analysis in structuring its compensation policy for directors and executive officers.

The Hay Group has not provided any services to the Company other than its work for the Compensation Committee. The Compensation Committee has the authority to retain or terminate any consulting firm used to evaluate director, CEO or other executive compensation, and to determine and approve the terms of engagement the fees and costs for such engagements.  The Compensation Committee has assessed the independence of the Hay Group pursuant to SEC rules and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the Compensation Committee.

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”).  At the Company’s annual meeting of stockholders held on May 12, 2014, our stockholders voted to approve fiscal year 2014 executive compensation with 3,260,763 votes for, 63,233 votes against, 6,200 abstaining, and 474,498 broker non-votes.  The Compensation Committee evaluated these results and concluded that this vote reflects our stockholders’ support of the Company’s approach to executive compensation. Accordingly, in 2014, the Company did not change its approach to executive compensation or make any significant changes to its executive compensation program based on stockholder feedback. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes and other stockholder discussions when making future compensation decisions for the Named Executive Officers.  In alignment with our philosophy on stockholders say-on-pay, and with the results of the say-on-pay frequency vote held in May 12, 2014, the Company will continue to hold non–binding stockholder say-on-pay votes annually.

The Compensation Committee has the ultimate authority to determine compensation of the Company’s executive officers, but may form and delegate authority to subcommittees when appropriate. The Compensation Committee reviews director compensation levels and practices, and recommends, from time to time, changes in such compensation levels and practices to the Board (including retainer, committee chairs’ fees, stock options, restricted stock units, and other similar items, as appropriate). The Compensation Committee’s procedures for considering and determining executive and director compensation are detailed in the “Executive Compensation” portion in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends criteria for service as a director, reviews candidates and recommends appropriate governance practices.  The Nominating and Corporate Governance Committee has adopted a written charter, which is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  The members of the Nominating and Corporate Governance Committee during 2014 were Mark E. Schwarz and Avrum Gray.  Each member of the Nominating and Corporate Governance Committee meets the criteria for being “independent” set forth under Section 803A of the listing standards of the NYSE MKT.  The Nominating and Corporate Governance Committee met on 1 occasion during the fiscal year ended December 31, 2014.

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and identifies potential candidates to serve as directors, to the extent there are vacancies on the Board.  The Nominating and Corporate Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of the Board, business contacts, community leaders, third-party advisory services and members of management. The Nominating and Corporate Governance Committee also considers stockholder recommendations for director nominees that are properly received in accordance with the Company’s By-Laws, and applicable rules and regulations of the SEC. The Nominating and Corporate Governance Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources.

In considering Board candidates, members of the Nominating and Corporate Governance Committee take into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge and skills.  The Nominating and Corporate Governance Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of stockholders.  In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses.  It is the policy of the Board that at least a majority of its members meet the standards of independence promulgated by the NYSE MKT and the SEC.  Additionally, the Nominating and Corporate Governance Committee will consider the number of boards on which the candidate already serves when assessing whether the candidate has the appropriate time to devote to service on the Board.

Stockholders wishing to bring a nomination for a director candidate prior to a stockholders meeting must give written notice to Louis J. Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054, either by personal delivery or by United States mail, postage prepaid.  The stockholder’s notice must be received by the Secretary not later than the close of business on the 120th calendar day prior to the anniversary date on which notice of the prior year’s annual meeting was first mailed to stockholders.  If the Company did not hold an annual meeting the prior year, such nominations must be received by the Company a reasonable time before the Company begins to print and send its proxy materials, and in no event any later than the close of business on the 90th calendar day prior to the date of the annual meeting.  Additional information regarding the eligibility of nominations to be included in a Company’s Proxy Statement is provided herein under the heading “Stockholder Proposals”.  The stockholder’s written notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such stockholder, as they appear on the Company’s books. With respect to such beneficial owner, the written notice should also set forth (i) the class and number of shares of the Common Stock that are owned beneficially and of record by such stockholder and such beneficial owner; and (ii) a representation that the stockholder is a holder of record of shares of the Common Stock and intends to appear in person or by proxy at the meeting to propose such business.

The Nominating and Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her résumé and other background information that has been made available to the Committee.  A member of the Nominating and Corporate Governance Committee will contact for further review those candidates who the Committee believes are qualified, who may fulfill a specific Board need, and who would otherwise best make a contribution to the Board.  If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating and Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

Except as set forth above, the Nominating and Corporate Governance Committee does not have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholders).

Board Leadership

The Company currently separates the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the Company’s strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and presides over meetings of the full Board. The Company believes that this separation of duties allows the CEO and Chairman to most efficiently use their time and to most effectively fulfill their respective responsibilities, which are critical to the future success of the Company. While the Company’s By-Laws and Corporate Governance Guidelines do not require that the CEO and Chairman positions be separate, the Board believes that having separate positions is the appropriate leadership structure for the Company at this time.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are adequate and functioning as designed. As a critical part of this risk management oversight role, the Board encourages full and open communication between management and the Board. The Company’s Chairman meets periodically with the CEO and President and other members of management to discuss strategy and risks facing the Company. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. The Board periodically receives presentations from senior management on strategic matters involving the Company’s operations to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in overseeing risk management in the areas of compensation policies and programs.  The Nominating and Corporate Governance Committee assists the Board in overseeing risk management associated with the independence of the Board, Board organization, membership and structure and potential conflicts of interest.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics (the “Code of Ethics”) that applies to all of its directors, officers and employees.  The Code of Ethics is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics, and (v) accountability for adherence to the Code of Ethics.  The Code of Ethics is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  The Code of Ethics may also be requested in print, without charge, by writing to: Louis J. Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.  Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).

Corporate Governance Guidelines

Our Corporate Governance Guidelines address topics such as (i) composition and structure of the Board , (ii) Board responsibilities, (iii) Board meeting procedures, (iv) involvement of senior management, (v) responsibilities of management, (vi) committee matters, (vii) CEO evaluation and services,  (viii) periodic review of corporate governance principals, (ix) availability of outside advisors, (x) related party transactions, (xi) director attendance at annual stockholder meetings, and (xii) disclosure of corporate governance principals and stockholder communications..

Among other things, the Company’s Corporate Governance Guidelines provide that (a) the Board, or a committee thereof, should set policies and principles for CEO selection and performance review, as well as policies regarding succession in the event an emergency or the retirement of the CEO, (b) the Board shall also establish policies and principles for the long - term succession to the position of CEO, and (c) the Compensation Committee will conduct an annual review and approve corporate goals and objectives relevant to CEO compensation and set the CEO’s compensation level based on this evaluation.

A copy of the Corporate Governance Guidelines is available on the Investor Relations section of the Company’s website (www.slindustries.com) under the tab “Corporate Governance” (http://sli.irpage.net/governance.php).  A copy of the Corporate Governance Guidelines may also be requested in print, without charge, by writing to: Louis J. Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more directors by writing to such director(s) or to the whole Board, care of the Corporate Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC and the NYSE MKT.  Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that during the fiscal year ended December 31, 2014, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding ownership of Common Stock, as of April 10, 2015 (except as otherwise noted), by: (i) each person or entity (including such person’s or entity’s address) who is known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each of the Company’s directors and nominees for director who beneficially owns shares of Common Stock; (iii) each of the Company’s current Named Executive Officers  (as defined under the Executive Compensation section of this Proxy Statement) who beneficially owns shares of Common Stock; and (iv) all executive officers and directors as a group.  The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company.  Unless otherwise indicated, the address for all of the executive officers, directors and stockholders named below is c/o SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Owned (2)

GAMCO Investors, Inc. et al One Corporate Center Rye, NY 10580-1435	802,383 (3)	19.76
SPH Group Holdings LLC 590 Madison Avenue, 32nd Floor New York, NY 10022	994,840 (4)	24.50
Wellington Trust Company, NA c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	213,604 (5)	5.26
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	254,071 (6)	6.26
Warren G. Lichtenstein	7,507 (7)	*
Glen M. Kassan	17,000 (8)	*
Mark E. Schwarz	10,001 (9)	*
Avrum Gray	42,578 (10)	1.05
James A. Risher	6,000 (11)	*
William T. Fejes, Jr.	60,502 (12)	1.47
Louis J. Belardi	11,003 (13)	*
All Directors and Executive Officers as a Group	154,591 (14)	3.74%

*	Less than one percent (1%).

(1)
Beneficial ownership is determined in accordance with the rules of the SEC.  Under such rules, shares are deemed to be beneficially owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares.  Except as otherwise indicated, and subject to community property laws where applicable, the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such option or warrant, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(2)	Based upon 4,061,222 shares outstanding as of April 10, 2015.

(3)
Based upon a Schedule 13D/A Amendment No. 52 filed on October 2, 2014 (the “Gamco Filing”) with the SEC by Mario J. Gabelli (“Mario Gabelli”) and various entities that he directly or indirectly controls or for which he acts as chief investment officer.  These entities engage in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, and as general partner or the equivalent of various private investment partnerships or private funds.  Certain of these entities may also make investments for their own accounts. The Gamco Filing was filed by one or more of the following persons: GGCP, Inc.  (“GGCP”), GGCP Holdings LLC (“GGCP Holdings”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”),  Teton Advisors, Inc.  (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), G.research, Inc. (“G.research”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), MJG-IV Limited Partnership (“MJG-IV”) and Mario Gabelli (the “Reporting Persons”).

GGCP makes investments for its own account and is the manager and a member of GGCP Holdings which is the controlling stockholder of GBL.  GBL, a public company listed on the New York Stock Exchange, is the parent company for a variety of companies engaged in the securities business, including those named below.

GAMCO, a wholly-owned subsidiary of GBL, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”). GAMCO is an investment manager providing discretionary managed account services for employee benefit plans, private investors, endowments, foundations and others.

GSI, a majority-owned subsidiary of GBL, is an investment adviser registered under the Advisers Act and serves as a general partner or investment manager to limited partnerships and offshore investment companies and other accounts.  As a part of its business, GSI may purchase or sell securities for its own account.  GSI is a general partner or investment manager of a number of funds or partnerships, including Gabelli Associates Fund, L.P., Gabelli Associates Fund II, L.P., Gabelli Associates Limited, Gabelli Associates Limited II E, ALCE Partners, L.P., Gabelli Capital Structure Arbitrage Fund LP, Gabelli Capital Structure Arbitrage Fund Limited, Gabelli Intermediate Credit Fund, L.P., Gabelli Japanese Value Partners L.P., GAMA Select Energy + L.P., GAMCO Medical Opportunities L.P., GAMCO Long/Short Equity Fund, L.P., Gabelli Multimedia Partners, L.P. Gabelli International Gold Fund Limited and Gabelli Green Long/Short Fund, L.P.  G.research, a wholly-owned subsidiary of GSI, is a broker-dealer registered under the Exchange Act, which as a part of its business regularly purchases and sells securities for its own account.

Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company. Gabelli Funds is an investment adviser registered under the Advisers Act which provides advisory services for The Gabelli Equity Trust Inc., The Gabelli Asset Fund, The GAMCO Growth Fund, The Gabelli Convertible and Income Securities Fund Inc., The Gabelli Value 25 Fund Inc., The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli ABC Fund, The GAMCO Global Telecommunications Fund, The Gabelli Gold Fund, Inc., The Gabelli Multimedia Trust Inc., The Gabelli Global Rising Income & Dividend Fund, The Gabelli Capital Asset Fund, The GAMCO International Growth Fund, Inc., The GAMCO Global Growth Fund, The Gabelli Utility Trust, The GAMCO Global Opportunity Fund, The Gabelli Utilities Fund, The Gabelli Dividend Growth Fund, The GAMCO Mathers Fund, The Gabelli Focus Five Fund, The Comstock Capital Value Fund, The Gabelli Dividend and Income Trust, The Gabelli Global Utility & Income Trust, The GAMCO Global Gold, Natural Resources, & Income Trust, The GAMCO Natural Resources Gold & Income Trust, The GDL Fund, Gabelli Enterprise Mergers & Acquisitions Fund, The Gabelli SRI Fund, Inc., The Gabelli Healthcare & Wellness Rx Trust, and The Gabelli Global Small and Mid Cap Value Trust (collectively, the "Funds"), which are registered investment companies.  Gabelli Funds is also the investment adviser to The GAMCO International SICAV (sub-funds GAMCO Strategic Value and GAMCO Merger Arbitrage), a UCITS III vehicle.

Teton Advisors, an investment adviser registered under the Advisers Act, provides discretionary advisory services to The TETON Westwood Mighty Mitessm Fund, The TETON Westwood Income Fund, The TETON Westwood SmallCap Equity Fund, and The TETON Westwood Mid-Cap Equity Fund.  MJG Associates provides advisory services to private investment partnerships and offshore funds.  Mario Gabelli is the sole stockholder, director and employee of MJG Associates.  MJG Associates is the Investment Manager of Gabelli International Limited and Gabelli Fund, LDC.  Mario Gabelli is the general partner of Gabelli Performance Partnership, LP.  The Foundation is a private foundation.  Mario Gabelli is the Chairman, a Trustee and the Investment Manager of the Foundation. Elisa M. Wilson is the President of the Foundation.  Mario Gabelli is the controlling stockholder, Chief Executive Officer and a director of GGCP and Chairman and Chief Executive Officer of GBL. Mario Gabelli is also a member of GGCP Holdings. Mario Gabelli is the controlling stockholder of Teton.  MJG-IV is a family partnership in which Mario Gabelli is the general partner.  Mario Gabelli has less than a 100% interest in MJG-IV.  MJG-IV makes investments for its own account.  Mario Gabelli disclaims ownership of the securities held by MJG-IV beyond his pecuniary interest.

The aggregate number of securities to which Gamco Filing relates includes the following shares deemed to be owned beneficially by the following: 94,032 shares held by Gabelli Funds, 436,751 shares held by GAMCO, 270,600 shares held by Teton Advisors and 1,000 shares held by the Foundation.  The foregoing persons do not admit to constituting a group within the meaning of Section 13(d) of the Exchange Act.  Mario Gabelli is deemed to have beneficial ownership of the Securities owned beneficially by each of the foregoing persons.  GSI is deemed to have beneficial ownership of the Securities owned beneficially by G.research.  GBL and GGCP are deemed to have beneficial ownership of the Securities owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation.

Each of the Reporting Persons and “Covered Persons” listed in the Gamco Filing has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 6,000 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Issuer held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Issuer and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special  circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL, and GGCP is indirect with respect to Securities beneficially owned directly by other Reporting Persons.

GAMCO and G.research are New York corporations and GBL, GSI, and Teton Advisors are Delaware corporations, each having its principal business office at One Corporate Center, Rye, New York 10580. GGCP is a Wyoming corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830.   GGCP Holdings is a Delaware limited liability corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830.  Gabelli Funds is a New York limited liability company having its principal business office at One Corporate Center, Rye, New York 10580.  MJG Associates is a Connecticut corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830.  The Foundation is a Nevada corporation having its principal offices at 165 West Liberty Street, Reno, Nevada 89501.

(4)
Based upon a Schedule 13D/A Amendment No. 28 (“Amendment 28”) filed on October 28, 2013, and Schedule 13D/A Amendment No. 26 filed on January 3, 2012,  in each case filed jointly with the SEC by Steel Partners Holdings L.P., a Delaware limited partnership (SPH), SPH Group LLC, a Delaware limited liability company (“SPHG”), SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings”), Steel Partners Holdings GP Inc., a Delaware corporation (“Steel Holdings GP”), Warren G. Lichtenstein and Glen M. Kassan.

SPH owns 99% of the membership interests of SPHG.  SPHG is the sole member of SPHG Holdings.  Steel Holdings GP is the general partner of SPH, the managing member of SPHG and the manager of SPHG Holdings.  By virtue of these relationships, each of SPH, SPHG and Steel Holdings GP may be deemed to beneficially own the shares owned directly by SPHG Holdings.  Warren G. Lichtenstein, an officer and director of Steel Holdings GP, is a director of the Company.  Glen M. Kassan, an employee of a subsidiary of SPH, is a director of the Company.

Effective January 1, 2012, as a result of an amendment to a certain management agreement with SPH, Steel Partners LLC and Mr. Lichtenstein ceased to have the power to vote and dispose of the Company’s securities reported in Amendment 28 owned directly by SPHG Holdings and Steel Holdings GP assumed the power to vote and dispose of such securities.

On October 23, 2013, SPH and SPHG Holdings entered into a Credit Agreement (the “Credit Facility”) with PNC Bank, National Association (“PNC”), as administrative agent for the lenders thereunder. Obligations under the Credit Facility are collateralized by first priority security interests in certain assets, including publicly traded equity and debt instruments of SPH and SPHG Holdings, including the shares of the SL Industries, Inc. owned directly by SPHG Holdings, pursuant to that certain Pledge Agreement dated as of October 23, 2013 by and among SPH, SPHG Holdings and PNC, as agent for the benefit of the lenders thereto.

The principal business address of each of the Reporting Persons is 590 Madison Avenue, 32nd Floor, New York, New York 10022.

(5)
Based upon the separate Schedule 13G/A Amendment No.5 filings made on February 12, 2015 with the SEC by Wellington Trust Company, NA (“Wellington Trust”), these shares are owned by various clients for whom Wellington Trust serve as an investment advisor.  Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.  Wellington Trust, in its capacity as investment adviser, may be deemed to beneficially own the 213,604 shares, which are held of record by such clients. Wellington Trust has shared voting and dispositive power with respect to the 213,604 shares.

(6)
Based upon the Schedule 13G/A Amendment No. 2 filed on February 5, 2015 with the SEC by Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940.  Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities. Dimensional Fund Advisors LP disclaims beneficial ownership of all such securities.

(7)
Includes (i) 4,507 shares beneficially owned, and (ii) 3,000 shares of restricted stock granted on May 12, 2014.  The shares of restricted stock vest one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Lichtenstein does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Lichtenstein does otherwise have all the rights and status as a stockholder with respect to the shares of restricted stock.

(8)
Includes (i) 14,000 shares beneficially owned, and (ii) 3,000 shares of restricted stock granted on May 12, 2014.  The shares of restricted stock vest one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Kassan does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Kassan does otherwise have all the rights and status as a stockholder with respect to the shares of restricted stock.

(9)
Includes (i) 7,001 shares beneficially owned, and (ii) 3,000 shares of restricted stock granted on May 12, 2014.  The shares of restricted stock vest one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Schwarz does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Schwarz does otherwise have all the rights and status as a stockholder with respect to the shares of restricted stock.

(10)
Includes (i) 20,378 shares beneficially owned (ii) 3,000 shares restricted stock granted on May 12, 2014 (iii) 13,400 shares held by 1993 GF Limited Partnership, in which the general partner is a corporation solely owned by Mr. Gray and (iv) 5,800 shares held by AVG Limited Partnership, in which Mr. Gray is a general partner. Mr. Gray disclaims beneficial ownership of the shares held by GF Limited Partnership and AVG Limited Partnership.  The shares of restricted stock vest from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Gray does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Gray does otherwise have all the rights and status as a stockholder with respect to the shares of restricted stock.

(11)
Includes (i) 3,000 shares beneficially owned, and (ii) 3,000 shares of restricted stock granted on May 12, 2014.  The shares of restricted stock vest one year from the date of grant.  Until such time as the shares of restricted stock are vested, Mr. Risher does not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of the shares of restricted stock, but Mr. Risher does otherwise have all the rights and status as a stockholder with respect to the shares of restricted stock.

(12)
Represents outstanding options to purchase 60,502 shares that are exercisable and fully vested, of which 41,615 options were exercised on April 13, 2015, in connection with Mr. Fejes’ planned tender of 30,000 shares in the tender offer commenced by the Company on March 27, 2015.

(13)
Represents outstanding options to purchase 11,003 shares that are exercisable and fully vested, of which 5,000 options were exercised on April 14, 2015, in connection with Mr. Belardi’s planned tender of 3,529 shares in the tender offer commenced by the Company on March 27, 2015.

(14)
Includes outstanding options held by directors and executive officers to purchase 71,505 shares (see notes 12 and 13 above regarding the exercise of certain options) that either are exercisable or will become exercisable within 60 days and 15,000 shares of restricted stock granted on May 12, 2014. The shares of restricted stock vest  one year from the date of grant.  Until such time as the shares of restricted stock are vested, the restricted stock cannot be sold, transferred, pledged, hypothecated or otherwise disposed of, but the holder of the restricted stock does otherwise have all the rights and status as a stockholder with respect to the shares of restricted stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for each of the named executive officers (collectively, the “NEOs” or “Named Executive Officers”) for fiscal years 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William T. Fejes Jr. Chief Executive Officer and President	2014	450,000	123,748	635,896	277,995	9,606	1,497,245
	2013	424,000	116,592	-	203,121	9,456	753,169
Louis J. Belardi Chief Financial Officer, Treasurer and Secretary	2014	267,000	53,398	190,769	129,598	24,387	665,152
	2013	252,000	50,398	-	95,793	26,985	425,176

(1)
2014 - On March 3, 2014, Mr. Fejes and Mr. Belardi were each granted Restricted Stock Units (“RSUs”) under the Company’s 2014 Long Term Incentive Plan (“2014 LTIP”).  Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs, or a portion thereof, vest upon the satisfaction of specified performance targets, to be determined by March 15, 2017, based upon the audited financial statements for 2014 through 2016, subject to the conditions and requirements in the RSU grant letter. The amounts shown represent the aggregate grant date fair value of RSUs granted during 2014 (if target performance conditions are achieved), as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), and do not represent the actual values that will be realized by the NEOs. The total grant date fair value of the awards if the target performance conditions are achieved over the three year period are $123,748, or 4,716 shares, for Mr. Fejes and $53,398, or 2,035 shares, for Mr. Belardi. The total grant date fair value of the awards if the maximum performance conditions are achieved over the three year period are $185,625, or 7,074 shares, for Mr. Fejes and $80,100, or 3,053 shares, for Mr. Belardi. For additional information, see the terms of the 2014 LTIP which are described in greater detail in this Proxy Statement under the heading “Performance-Based Incentives.”

2013 - On March 5, 2013, Mr. Fejes and Mr. Belardi were each granted RSUs under the Company’s 2013 Long Term Incentive Plan (“2013 LTIP”). Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs, or a portion thereof, vest upon the satisfaction of specified performance targets, to be determined by March 15, 2016, based upon the audited financial statements for 2013 through 2015, subject to the conditions and requirements in the RSU grant letter. The amounts shown represent the aggregate grant date fair value of RSUs granted during 2013 (if target performance conditions are achieved), as determined in accordance with FASB ASC Topic 718, and do not represent the actual values that will be realized by the NEOs. The total grant date fair value of the awards if the target performance conditions are achieved over the three year period are $116,592, or 6,082 shares, for Mr. Fejes and $50,398, or 2,629 shares, for Mr. Belardi. The total grant date fair value of the awards if the maximum performance conditions are achieved over the three year period are $174,900, or 9,124 shares, for Mr. Fejes and $75,600, or 3,944 shares, for Mr. Belardi. For additional information, see the terms of the 2013 LTIP which are described in greater detail in this Proxy Statement under the heading “Performance-Based Incentives.”

(2)
On March 3, 2014, Mr. Fejes was granted the option to purchase 70,000 shares of the Company’s common stock (“stock options”) and Mr. Belardi was granted the option to purchase 21,000 shares of the Company’s common stock. The stock options, which expire 5 years from the date of grant, were granted at fair market value pursuant to the Company’s 2008 Incentive Stock Plan (“2008 Plan “) and vest 50% on the second anniversary and 50% on the third anniversary of the grant date, pursuant to the terms of option grant letter agreements. The amounts shown represent the aggregate grant date fair value of stock options granted during 2014, determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 21 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. No stock options were granted to NEOs during fiscal 2013.

(3)
Non-Equity Incentive Plan Compensation is composed entirely of incentive bonuses under the Company’s annual short term and long term incentive plans. These amounts represent discretionary performance bonuses earned during fiscal years 2014 and 2013.

2014 - If applicable components and thresholds were achieved under the incentive plans concluding in fiscal 2014, the NEOs would be eligible for awards under (i) the Short Term Incentive Plan earned in fiscal 2014 and paid in 2015 (the “2014 STIP”), and (ii) the 2012 Long Term Incentive Plan (“2012 LTIP”), which awards would be deemed earned at the conclusion of the last fiscal year covered by the 2012 LTIP (fiscal 2014) and paid in 2015.  The amounts reflected in this column for fiscal 2014 include payments of $277,995 to Mr. Fejes and $129,598 to Mr. Belardi under the 2014 STIP, but does not include payments to Messrs. Fejes or Belardi under the 2012 LTIP since the minimum financial factor component of the 2012 LTIP was not achieved.

2013 - If applicable components and thresholds were achieved under the incentive plans concluding in fiscal 2013, the NEOs would be eligible for awards under (i) the Short Term Incentive Plan earned in fiscal 2013 and paid in 2014 (the “2013 STIP”), and (ii) the 2011 Long Term Incentive Plan (“2011 LTIP”), which awards would be deemed earned at the conclusion of the last fiscal year covered by the 2011 LTIP (fiscal 2013) and paid in 2014. The amounts reflected in this column for fiscal 2013 include payments of $203,121 to Mr. Fejes and $95,793 to Mr. Belardi under the 2013 STIP but does not include payments to Messrs. Fejes and Belardi under the 2011 LTIP since the minimum financial factor component of the 2011 LTIP was not achieved.

For additional information, see the terms of the incentive bonus plans which are described in greater detail in this Proxy Statement under the heading “Performance-Based Incentives.”

(4)
2014 - The amounts reported in the All Other Compensation column for fiscal 2014 include: (1) Mr. Fejes’ $7,800 deferred compensation match expense under the Company’s 401(k) plan, and $1,806 premiums paid by the Company for group term life insurance; and (2) Mr. Belardi’s $13,815 car expense reimbursement, $7,800 deferred compensation match expense under the Company’s 401(k) plan, and $2,772 premiums paid by the Company for group term life insurance.

2013 - The amounts reported in the All Other Compensation column for fiscal 2013 include: (1) Mr. Fejes’ $7,650 deferred compensation match expense under the Company’s 401(k) plan, and $1,806 premiums paid by the Company for group term life insurance; and (2) Mr. Belardi’s $16,563 car expense reimbursement, $7,650 deferred compensation match expense under the Company’s 401(k) plan, and $2,772 premiums paid by the Company for group term life insurance.

Narrative Disclosure to Summary Compensation Table

The compensation paid to Messrs. Fejes and Belardi for 2014 includes salary, stock awards, option awards, non-equity incentive compensation and certain other compensation detailed above.  The non-equity incentive compensation column does not include any payments under the 2014 LTIP or the 2013 LTIP because these amounts are not deemed earned until the conclusion of the last fiscal year covered by such plans.  The non-equity incentive compensation column includes payments of $277,995 to Mr. Fejes and $129,598 to Mr. Belardi under the 2014 STIP. The non-equity incentive compensation column does not include payments to Messrs. Fejes and Belardi under the 2012 LTIP since the minimum financial factor component of the 2012 LTIP was not achieved.

The compensation paid to Messrs. Fejes and Belardi for 2013 includes salary, stock awards, non-equity incentive compensation and certain other compensation detailed above.  The non-equity incentive compensation column does not include any payments under the 2013 LTIP or the 2012 LTIP because these amounts are not deemed earned until the conclusion of the last fiscal year covered by such plans.  The non-equity incentive compensation column includes payment of $203,121 to Mr. Fejes and $95,793 to Mr. Belardi under the 2013 STIP.  The non-equity incentive compensation column also did not include payments to Messrs. Fejes and Belardi under the 2011 LTIP since the financial factor component of 2011 LTIP was not achieved.

In 2014, salaries and bonuses accounted for approximately 49% of total compensation for the Company’s principal executive officer, Mr. Fejes, while equity based awards (RSUs and stock options) accounted for approximately 51% of total compensation for the Company’s principal executive. In 2014, salaries and bonuses accounted for approximately 63% of total compensation for the Company’s principal financial officer, Mr. Belardi, while equity based awards (RSUs and stock options) accounted for approximately 37% of total compensation for the Company’s principal financial officer. The terms of employment and other agreements are described in greater detail below.

In 2013, salaries and bonuses accounted for approximately 85% of total compensation for the Company’s principal executive officer, Mr. Fejes, while equity based awards (RSUs) accounted for approximately 15% of total compensation for the Company’s principal executive. In 2013, salaries and bonuses accounted for approximately 88% of total compensation for the Company’s principal financial officer, Mr. Belardi, while equity based awards (RSUs) accounted for approximately 12% of total compensation for the Company’s principal financial officer. The terms of employment and other agreements are described in greater detail below.

Equity Based Awards

In the past, the Compensation Committee has provided long term incentive compensation in the form of RSUs or stock options, where appropriate, as compensation for the Company’s executive officers, including the NEOs.  At the present time, the Company’s 2008 Plan is the only equity incentive plan in effect.

On March 3, 2014, Mr. Fejes was granted a maximum of 7,074 RSUs, and Mr. Belardi was granted a maximum of 3,053 RSUs under the 2014 LTIP. Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs, or a portion thereof, vest upon the satisfaction of specified 2014 LTIP performance targets, to be determined by March 15, 2017 based upon the audited financial statements for 2014 through 2016, subject to the conditions and requirements in the RSU grant letter. The total grant date fair value of the awards if the target performance conditions are achieved over the three year period are $123,748, or 4,716 shares, for Mr. Fejes and $53,398, or 2,035 shares, for Mr. Belardi. The total grant date fair value of the awards if the maximum performance conditions are achieved over the three year period are $185,625, or 7,074 shares, for Mr. Fejes and $80,100, or 3,053 shares, for Mr. Belardi. For additional information, see the terms of the 2014 LTIP which are described in greater detail in this Proxy Statement under the heading “Performance-Based Incentives.”

On March 5, 2013, Mr. Fejes was granted a maximum of 9,124 RSUs, and Mr. Belardi was granted a maximum of 3,944 RSUs under the 2013 LTIP. Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs, or a portion thereof, vest upon the satisfaction of specified 2013 LTIP performance targets, to be determined by March 15, 2016 based upon the audited financial statements for 2013 through 2015, subject to the conditions and requirements in the RSU grant letter. The total grant date fair value of the awards if the target performance conditions are achieved over the three year period are $116,592, or 6,082 shares, for Mr. Fejes and $50,398, or 2,629 shares, for Mr. Belardi. The total grant date fair value of the awards if the maximum performance conditions are achieved over the three year period are $174,900, or 9,124 shares, for Mr. Fejes and $75,600 or 3,944 shares, for Mr. Belardi.

On March 3, 2014, Mr. Fejes was granted the option to purchase 70,000 shares of the Company’s common stock and Mr. Belardi was granted the option to purchase 21,000 shares of the Company’s common stock. The stock options, which expire in 5 years, were granted at fair market value pursuant to the Company’s 2008 Plan and vest 50% on the second anniversary and 50% on the third anniversary of the grant date, pursuant to the terms of option grant letter agreements. The amounts shown in the option awards column represent the aggregate grant date fair value of stock options granted during 2014, determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 21 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. No stock options were granted to NEOs during fiscal 2013.

Outstanding Equity Awards at Fiscal Year

		Option Awards				Stock Awards
Name	Option Vest Date (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Stock award vesting date (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (4)

	6/29/2012	27,502	-	11.75	6/28/2017	12/31/2015	6,082	237,198
William T Fejes Jr.	6/29/2013	33,000	-	11.75	6/28/2017	12/31/2016	4,716	183,924
	3/03/2016		35,000	26.24	3/02/2019
	3/03/2017		35,000	26.24	3/02/2019
	8/30/2012	2,669	-	12.50	8/29/2017	12/31/2015	2,629	102,531
Louis J. Belardi	8/30/2013	8,334	-	12.50	8/29/2017	12/31/2016	2,035	79,365
	3/03/2016		10,500	26.24	3/02/2019
	3/03/2017		10,500	26.24	3/02/2019

(1)	This column sets forth the individual vesting dates for each tranche of stock options.

(2)	This column sets forth the individual vesting dates for each tranche of stock awards.

(3)
Represents performance-based RSUs to be earned as a result of the Company’s performance under the 2014 LTIP and 2013 LTIP. For additional information, see the terms of the 2014 LTIP and 2013 LTIP which are described in greater detail in this Proxy Statement under the heading “Performance-Based Incentives.”

(4)	The market value of RSUs was determined by multiplying the number of unearned shares by the closing price of the Company’s common stock of $39.00 on December 31, 2014, as reported by NYSE MKT.

Performance-Based Incentives

2014 Bonus Plan

The 2014 Bonus Plan provides incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company’s executive officers, in the form of equity grants and cash bonus payments for achieving certain performance goals established for them. The Compensation Committee established two components for the 2014 Bonus Plan. The first component of the 2014 Bonus Plan is a short-term incentive plan (the 2014 STIP) and the second component is a long-term incentive plan (the 2014 LTIP).  The structure of the 2014 Bonus Plan was designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer-term growth goals.

An employee must be employed on the date the Compensation Committee approves bonuses in order to be eligible to receive a payment under the short-term and long-term incentive plans, unless otherwise determined at the absolute discretion of the Compensation Committee. The payment of all cash bonuses and the vesting of equity grants under the 2014 Plan are subject to the final determination of the Committee prior to payment or vesting.  As of December 31, 2014, the participants in the 2014 Bonus Plan who are NEOs were William T. Fejes, Jr., the Company’s President and CEO, and Louis J. Belardi, the Company’s CFO, Treasurer and Secretary. Under the 2014 Bonus Plan, Mr. Fejes may earn a maximum bonus of 150% of base salary and Mr. Belardi may earn a maximum bonus of 112.5% of base salary. The maximum payout (STIP + LTIP) in any year is limited to 7.5% of the Company’s “PBEBITDA” (pre-bonus earnings from continuing operations before interest, taxes, depreciation, amortization and certain adjustments) from continuing operations (pre-bonus earnings from continuing operations before interest, taxes, depreciation and amortization).

a. 2014 Short-Term Incentive Plan Awards

The 2014 STIP component of the 2014 Bonus Plan consists of two components. The first component is based on the achievement of pre-determined individual objectives and the second component is a financial factor component common to all executives. The financial factor component is based on achieving target working capital turns (annual sales divided by working capital (defined as the averages of monthly accounts receivable plus net inventory less accounts payable)) (“WCT”) and a target PBEBITDA.  Based on the determination of the objectives under the two components for each of the Company’s divisions and its corporate office, the maximum percentage of base salary that may be earned by the participants’ ranges from 22.50% to 67.50%.  STIP bonuses that are earned will be paid in 2015.  No STIP bonus will be paid if the WCT or PBEBITDA is below 80% of the WCT or PBEBITDA target or if the pre-determined individual objectives are not met. Under the 2014 STIP, Mr. Fejes received $277,995 and Mr. Belardi received $129,598, which amounts were paid on February 27, 2015. These payments are reflected in the non-equity incentive compensation column of the summary compensation table. For 2013, Mr. Fejes received $203,121 and Mr. Belardi received $95,793.

b. 2014 Long-Term Incentive Plan Awards

The Company maintains a long-term incentive plan based on the achievement of certain sales and return on invested capital (“ROIC”) targets by each of the Company’s divisions and the corporate office over the three fiscal years beginning in 2014.  The sales and ROIC targets, also referred to as the Long Term Financial Factor (the “LTFF”), were established by the Board prior to the adoption of the 2014 Plan. An employee must be employed on the date the Compensation Committee approves bonuses for the last year of the three year period in order to be eligible to receive a payment under a long term incentive plan, unless otherwise determined at the absolute discretion of the Compensation Committee.

The 2014 LTIP component of the 2014 Bonus Plan is based on the achievement of the LTFF targets over the three-year period ending on December 31, 2016.  Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 15.00% to 82.50%.  For executive officers (including the NEOs) and division presidents, half of the 2014 LTIP bonuses earned will be paid in cash at the conclusion of the 2016 fiscal year and the other half of the 2014 LTIP bonuses are paid through the granting of RSUs that vest upon the satisfaction of specified performance targets, to be determined by March 15, 2017, based upon the Company’s audited financial statements for 2014 through 2016, subject to the conditions and requirements in the applicable RSU grant letter. Grants of the RSUs under the 2014 LTIP are made in 2014.  For all other participants, all of the 2014 LTIP bonuses earned will be paid in cash at the conclusion of the 2016 fiscal year. No bonus will be paid under 2014 LTIP if either the ROIC or sales component of the LTFF is below 80% of the respective targets.

The 2014 LTIP runs concurrently with the 2013 LTIP and the 2012 LTIP. The 2014 LTIP, 2013 LTIP, and the 2012 LTIP cover the three-year periods ending on December 31, 2016, December 31, 2015 and December 31, 2014, respectively. Each long term incentive plan contains different targets.

Payments under each of the 2014 LTIP, 2013 LTIP and 2012 LTIP can only be deemed earned at the conclusion of the last fiscal year covered by such plans. Mr. Fejes and Mr. Belardi did not receive a bonus payment under the 2012 LTIP since the minimum financial factor component of the 2012 LTIP was not achieved.

Perquisites and All Other Compensation

The Company provides the opportunity for its NEOs and other executives to receive certain perquisites and general health and welfare benefits. For the year ended December 31, 2014, the Company provided the following personal benefits and perquisites to its NEOs: health and dental insurance, life and disability insurance, and a match under the Company’s 401(k) plan. The Company’s CFO also received car expense reimbursement.

Employment and Other Agreements

In connection with Mr. Fejes’ appointment as the Company’s President and CEO, the Company entered into an Employment Agreement with Mr. Fejes, effective June 29, 2010 (the “Fejes Employment Agreement”) which provides for an initial term of one year subject to automatic one year renewals thereafter unless the agreement is terminated in accordance with its terms.  Under the terms of the Fejes Employment Agreement, Mr. Fejes was entitled to receive an initial annual base salary of $350,000 and was eligible for an annual bonus of up to 100% of his base salary, to be composed of a short term incentive portion and a long term incentive portion, at the sole discretion of the Board.  As of December 31, 2014, Mr. Fejes’ compensation included: an annual base salary of $450,000 and eligibility for an annual bonus of up to 150% of his base salary, to be composed of a short term incentive portion and a long term incentive portion, at the sole discretion of the Board.

Mr. Fejes also received an option to purchase 100,000 shares of the Company’s Common Stock at fair market value with three year vesting pursuant to the Company’s 2008 Plan in 2010. Mr. Fejes is also eligible to participate in future grants pursuant to the 2008 Plan and other Company performance incentive plans extended to senior executives and the Company’s medical and other employee benefit programs, if any, that are provided by the Company to its employees generally, as provided in the Fejes Employment Agreement.  Upon Mr. Fejes’ termination, under certain circumstances and conditions, he shall receive severance payments including up to one year base salary and unpaid bonus, as well as certain benefits described below under the heading “Potential Payments Upon Termination Or Change in Control.”

Mr. Belardi is not party to a written employment agreement, but in connection with Mr. Belardi’s appointment as the Company’s CFO, the Compensation Committee of the Board approved the terms of Mr. Belardi’s compensation. As of December 31, 2014, Mr. Belardi’s compensation included: an annual base salary at $267,000 and eligibility for an annual bonus of up to 112.5% of his base salary to be composed of a short term incentive portion and a long term incentive portion at the sole discretion of the Board. In 2010, Mr. Belardi received an option to purchase 25,000 shares of the Company’s common stock granted at fair market value pursuant to the Company’s 2008 Plan.  The options vest over three years pursuant to an option grant letter agreement dated September 2, 2010, setting forth certain terms of the option grant.

The Company also provides the opportunity for Mr. Belardi to be protected under the terms of a change in control agreement, which is described below under the heading “Potential Payments Upon Termination Or Change in Control.”

Potential Payments Upon Termination Or Change in Control

The Company provides the opportunity for Messrs. Fejes and Belardi to be protected under certain termination and/or change in control provisions. The Company provides these protections in order to attract and retain an appropriate caliber of talent for these positions. The Compensation Committee believes that the use of such protections are an essential element of executive compensation and assist the Company in recruiting and retaining talented executives.

Under the terms of the Fejes Employment Agreement, if Mr. Fejes’ employment is terminated, at his or the Company’s election at any time due to his death or disability, due to the expiration or non-renewal of the Fejes Employment Agreement prior to his 65th birthday, or for reasons other than cause or voluntary resignation, Mr. Fejes is entitled to receive the certain accrued obligations (accrued vacation, expenses, etc.) and, provided he executes a general release, severance payments and benefits equal to: (i) one (1) year of his base salary; (ii) reimbursement for the premium associated with one (1) year continuation of health insurance coverage pursuant to COBRA, (iii) immediate vesting of any options that are scheduled to vest within one year of the date of termination of employment; (iv) unpaid bonuses with respect to the fiscal year ending on or preceding the date of termination, if any, provided Mr. Fejes is employed on December 31 of that year and the bonus plan is in full force and effect; and (v) unpaid bonus through the termination or resignation date, if any, or, if the full bonus has not been earned, a pro-rata portion of such bonus, pursuant to the terms of the Bonus Plan.

Under the terms of the Stock Option Agreement, dated March 27, 2014, between the Company and Mr. Fejes (the “2014 Fejes Option Agreement”), if upon a Change in Control (as defined in the 2008 Plan), the surviving or resulting corporation offers Mr. Fejes Equivalent Employment (as defined therein), then the unvested options granted under the 2014 Fejes Option Agreement will vest upon the earlier of one year following the Change in Control or according to the pre-Change in Control vesting schedule, provided that Mr. Fejes remains employed with the surviving or resulting corporation through the vesting date.  If Mr. Fejes declines such offer of employment, or does not remain employed as required, then the vesting of the options will not be accelerated and all such options not so vested upon the termination of employment will terminate. If, however, Mr. Fejes is not offered Equivalent Employment with the surviving or resulting corporation then the vesting and exercisability of the outstanding options granted under 2014 Fejes Option Agreement will be accelerated. The Compensation Committee may also accelerate the vesting and exercisability of such outstanding options, in whole or in part, as determined by the Compensation Committee in its sole discretion.

If Mr. Fejes’ employment was terminated as of December 31, 2014 and he was eligible to receive the severance payments, options (including under the 2014 Fejes Option Agreement) and benefits described above, such payments, options and benefits would equal approximately $1,889,457.  The value of stock options included in this amount has been calculated as the difference between the exercise price of the options and closing price of the Company’s common stock on December 31, 2014, multiplied by the number of options vesting as a result of the above described termination.

On August 31, 2010, the Company entered into a Change-In-Control Agreement with Mr. Belardi.  Pursuant to the Change-In-Control Agreement, if Mr. Belardi’s employment is terminated without cause or if he terminates such employment for good reason within one year of a change in control of the Company or the execution of a definitive agreement contemplating a change in control of the Company, whichever is later, Mr. Belardi will receive: (i) a payment equal to one times his annual salary and (ii) payment on his behalf of premiums associated with one (1) year continuation of health insurance coverage pursuant to COBRA.  The Change-In-Control Agreement has a term of seven years.

Under the terms of the Stock Option Agreement, dated March 27, 2014, between the Company and Mr. Belardi (the “2014 Belardi Option Agreement”), if upon a Change in Control (as defined in the 2008 Plan), the surviving or resulting corporation offers Mr. Belardi Equivalent Employment (as defined therein), then the unvested options granted under the 2014 Belardi Option Agreement will vest upon the earlier of one year following the Change in Control or according to the pre-Change in Control vesting schedule, provided that Mr. Belardi remains employed with the surviving or resulting corporation through the vesting date.  If Mr. Belardi declines such offer of employment, or does not remain employed as required, then the vesting of the options will not be accelerated and all such options not so vested upon the termination of employment will terminate. If, however, Mr. Belardi is not offered Equivalent Employment with the surviving or resulting corporation then the vesting and exercisability of the outstanding options granted under 2014 Belardi Option Agreement will be accelerated. The Compensation Committee may also accelerate the vesting and exercisability of such outstanding options, in whole or in part, as determined by the Compensation Committee in its sole discretion.

If Mr. Belardi’s employment was terminated as of December 31, 2014 and he was eligible to receive the severance payments, options (including under the 2014 Belardi Option Agreement) and benefits described above, such payments and benefits would equal approximately $561,806. The value of stock options included in this amount has been calculated as the difference between the exercise price of the options and closing price of the Company’s common stock on December 31, 2014, multiplied by the number of options vesting as a result of the above described termination.

Director Compensation

The following table summarizes compensation that the Company’s directors earned during 2014 for services as members of the Board.

Name	Fees Earned or Paid in Cash (1) ($)	Stock awards (2) ($)	Total (3) ($)
Glen M. Kassan - Chairman	128,750	80,370	209,120
Avrum Gray	184,000	80,370	264,370
Warren G. Lichtenstein	68,750	80,370	149,120
James A. Risher	182,250	80,370	262,620
Mark E. Schwarz	78,250	80,370	158,620

(1)	During fiscal 2014, directors received the following fees:
•	$120,000 annual retainer fee for the Chairman of the Board.
•	$60,000 annual retainer fee for each director, other than the Chairman of the Board;
•	$1,500 quarterly retainer fee for the chairman of each committee, other than the audit committee;
•	$2,500 quarterly retainer fee for the chairman of the audit committee;
•	$1,250 for each Board meeting attended; and
•	$1,000 for each committee meeting attended.

(2)
On May 12, 2014, the Company granted each Director, including the Chairman, 3,000 shares of restricted stock in accordance with the 2008 Plan and subject to the terms and conditions of the 2008 Plan and a Restricted Shares Agreement between the Company and the recipient. The shares of restricted stock vest one year from the date of grant.  The amounts shown represent the aggregate grant date fair value of the restricted stock awards to Directors in fiscal 2014 computed in accordance with FASB ASC Topic 718.

(3)	No option awards were granted to Directors during fiscal 2014. At December 31, 2014, there were no outstanding stock option awards held by non-employee directors.

Limitation on Liability and Indemnification Matters

The Company’s By-Laws and Amended and Restated Certificate of Incorporation provide for indemnification of its directors and officers to the fullest extent permitted by Delaware Law.

Effective November 20, 2014, the Company entered into indemnification agreements with each of the Company’s directors and with each of Messrs. Fejes and Belardi (the “Indemnification Agreements”).  The Indemnification Agreements contractually obligate the Company to indemnify each director and officer party to an Indemnification Agreement and to advance expenses on behalf of each such director or officer. The Company’s obligations under the Indemnification Agreements are in addition to any other rights the indemnified director or officer may otherwise be entitled to by operation of law, vote of the Company’s stockholders or directors or otherwise (including under the Company’s Amended and Restated Certificate of Incorporation and By-Laws).

Directors’ and Officers’ Insurance

The Company currently maintains a directors’ and officers’ liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Certain Relationships and Related Transactions

The Company’s Corporate Governance Guidelines provide that any related party transactions (excluding compensation, whether cash, equity or otherwise, determination of which is delegated to the Compensation Committee) involving a director or executive officer of the Company must be on arm’s length terms and be reviewed and approved by the Audit Committee or another independent body of the Board. The Audit Committee Charter provides that the Audit Committee is responsible for reviewing and approving all related party transactions, as defined by the applicable regulations.  Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction, however such member may be counted in determining the presence of a quorum at the meeting of the Audit Committee at which such transaction is reviewed.

On May 1, 2014, the Company renewed the Management Services Agreement (“Management Services Agreement”) with SP Corporate Services LLC (“SP Corporate”). SP Corporate is an affiliate of SPH Group Holdings LLC (SPHG Holdings).  Mr. Lichtenstein, a member of the Company’s Board, is affiliated with SPHG Holdings.  Also, the Company’s Chairman of the Board, Mr. Kassan, is affiliated with SPHG Holdings. Pursuant to the Management Services Agreement, SP Corporate agreed to provide, at the direction of the Company’s CEO, non-exclusive services to support the Company’s growth strategy, business development, planning, execution assistance and related support services. The monthly fee for these services is $10,400 paid in advance. The Management Services Agreement has a term of one year and has been approved by the Audit Committee of the Board of Directors and a majority of the disinterested directors of the Company.

On March 25, 2015, the Company and SP Corporate entered into an amendment to the Management Services Agreement (the “Amendment”) in order to, among other things, extend the term of the Management Services Agreement until May 1, 2016, and to provide, at the direction of the Company’s CEO, non-exclusive services to support the Company’s talent and organizational development, including transformative change management, talent recruitment, talent development (both domestic and international), organizational review services, and other related support services.  The services provided under the Amendment are in addition to the services provided under the Management Services Agreement prior to such amendment. The Amendment is effective May 1, 2015.  Upon effectiveness of the Amendment, the monthly fee for services under the Management Services Agreement was set at $27,400 paid in advance.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Each member of the Audit Committee meets the criteria for being “independent” under Section 803(A) of the listing standards of the NYSE MKT.  During the fiscal year ended December 31, 2014, the Committee met on 4 occasions.

In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Grant Thornton LLP (“GT”), written disclosures regarding auditors’ independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence.” In accordance with the foregoing standard, the Audit Committee discussed with GT any matters and relationships that might impact GT’s objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements for the fiscal year ended December 31, 2014.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2014, with management and the independent auditors.  Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for examination of those statements.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

AUDIT COMMITTEE
Avrum Gray
James A. Risher
Mark E. Schwarz

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Exchange Act, which requires public companies to hold advisory (non-binding) votes on executive compensation.  Pursuant to the requirements applicable to the Company under the Dodd-Frank Act and Section 14A of the Exchange Act, the Board of Directors is asking stockholders to cast an advisory vote approving the named executive officer compensation as described in this Proxy Statement.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s Named Executive Officers, as described in the Executive Compensation section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.  The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or compensation of the Company’s Board of Directors.  The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholder to vote “FOR” the following resolution at the Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Tables, and the related compensation tables, notes and narrative disclosure set forth in this annual meeting Proxy Statement is, on an advisory basis, hereby APPROVED.

Approval of this Proposal 2 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 2. Although this advisory vote is not binding on the Compensation Committee or the Board of Directors, the Compensation Committee will carefully consider the outcome of the vote and take into consideration concerns raised by stockholders when determining future compensation arrangements.

Vote Required

The affirmative (“FOR”) vote of the majority of the votes cast is required to approve Proposal 2, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board is considering Grant Thornton LLP to serve as the Company’s independent registered public accounting firm.  Grant Thornton LLP has served as the Company’s independent registered public accounting firm since July 2002.  While it is not required to do so, the Board is submitting to stockholders for ratification the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  Notwithstanding ratification of the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm, the Board will be under no obligation to select Grant Thornton LLP as the Company’s independent registered public accounting firm.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional fees rendered in connection with the audit of the Company’s annual financial statements and the reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto, were $574,906 for the year ended December 31, 2014 and $574,708 for the year ended December 31, 2013.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as “Audit Fees,” includes consultations concerning financial accounting and reporting matters not classified as audit, were zero for the years ended December 31, 2014 and December 31, 2013.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice and tax planning for the year ended December 31, 2014 were $70,700 and $25,847 for the year ended December 31, 2013.  The fees for 2014 were primarily related to a research and development tax credit study and a domestic production activity deduction study. The fees for 2013 were primarily related to domestic production activity deduction study and transfer pricing.

All Other Fees

There were no other fees billed by Grant Thornton LLP for the years ended December 31, 2014 and December 31, 2013 for products and services, other than those described.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee.  Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for the year ended December 31, 2014 were approved by the Audit Committee.  Of the total number of hours expended on Grant Thornton LLP’s engagement to audit the Company’s financial statements for the year ended December 31, 2014, none of the hours were attributed to work performed by persons other than permanent, full-time employees of Grant Thornton LLP in the United States and of a member firm of Grant Thornton International in China.

The Audit Committee considered whether the provision of non-audit services by Grant Thornton LLP was compatible with its ability to maintain independence from an audit standpoint and concluded that Grant Thornton LLP’s independence was not compromised.

Representatives of Grant Thornton LLP are expected to be present at the Meeting and available to respond to appropriate questions.  Such representatives will have the opportunity to make a statement if they desire to do so.

Vote Required

Ratification of the selection of Grant Thornton LLP will require the affirmative (“FOR”) vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Corporate Secretary of the Company no later than December 25, 2015.  In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholders wishing to nominate directors or bring a proposal before the 2016 annual meeting of stockholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the Corporate Secretary, and be received by the Corporate Secretary, no later than the close of business on the 90th calendar day prior to the date of the 2016 annual meeting.  The address for the Corporate Secretary is:  SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

Under the SEC’s proxy rules, proxies solicited by the Board for the 2015 Annual Meeting of Stockholders may be voted at the discretion of the persons named in such proxies (or their substitutes). Any stockholder proposal may not be included in the Company’s Proxy Statement if the Company does not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

To be in proper form, a stockholders notice must include the specified information concerning the proposal or nominee as described in the Company’s By-Laws.  The Company will not consider any proposal or nomination that does not meet the requirements of its By-Laws and the SEC rules for submitting a proposal or nomination.

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

ANNUAL REPORT

The Company is concurrently sending all of its stockholders of record as of the Record Date, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the 2014 Annual Report).  The 2014 Annual Report contains the Company’s certified consolidated financial statements for the year ended December 31, 2014, including that of the Company’s subsidiaries.  Any stockholder of the Company may obtain without charge copies of the 2014 Annual Report and this Proxy Statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to Louis J. Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this Proxy Statement, annexes and associated documents are “forward-looking” statements, as well as historical information. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these and other factors.

Whether or not you intend to be present at this Meeting you are urged to sign and return your proxy promptly.

By order of the Board of Directors,
Glen M. Kassan
Chairman

Mount Laurel, New Jersey
April 24, 2015

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS PROVIDED WITH CERTAIN OTHER STOCKHOLDER INFORMATION IN THE MATERIALS ACCOMPANYING THIS PROXY STATEMENT.  TO OBTAIN ADDITIONAL COPIES WITHOUT CHARGE, PLEASE WRITE TO: LOUIS J. BELARDI, SECRETARY, SL INDUSTRIES, INC., 520 FELLOWSHIP ROAD, SUITE A-114, MOUNT LAUREL, NEW JERSEY 08054.

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically, via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01 AVRUM GRAY 02 GLEN M. KASSAN 03 WARREN G. LICHTENSTEIN 04JAMES A. RISHER 05MARK E. SCHWARZ
The Board of Directors recommends you vote FOR proposals 2 and 3			For	Against	Abstain
2. To approve a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.			☐	☐	☐
3. Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.			☐	☐	☐

NOTE: DISCRETIONARY AUTHORITY: In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SL INDUSTRIES, INC. Proxy -- Annual Meeting of Stockholders May 28, 2015

The undersigned, a stockholder of SL Industries, Inc., a Delaware corporation (the “Company”), does hereby appoint Glen M. Kassan and William T. Fejes (with full power to act alone), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders of the Company to be held at the Shade Hotel, 1221 N. Valley Drive, Manhattan Beach, California, 90266, on May 28, 2015 at 11:00 A.M., PacificTime, or at any adjournment or postponements thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 24, 2015, and a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL 1, “FOR” APPROVAL OF PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side